EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 1999 included in Horizon Offshore, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP
--------------------------
Arthur Andersen LLP



Houston, Texas
June 28, 1999